Cornerstone OnDemand Announces Third Quarter 2013 Financial Results

•	Record quarterly revenue of $48.3 million, up 57% year-over-year

•	Record quarterly bookings of $62.4 million, up 46% year-over-year[1]

•	Record quarterly gross profit of $34.6 million, up 60% year-over-year

•	Non-GAAP gross margin of 73.7%[1]

•	Ended the quarter with over 1,500 clients and approaching 13 million users[2]

SANTA MONICA, Calif. – November 4, 2013 – Talent management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its quarter ended September 30, 2013.
Revenue for the third quarter of 2013 was $48.3 million, representing a 57% increase compared to the same period in 2012. Revenue for the first nine months of 2013 was $130.3 million, an increase of 60% compared to revenue for the same period in 2012.
Bookings, which the Company defines as gross revenue plus the change in deferred revenue for the period, were $62.4 million for the third quarter of 2013, representing a 46% increase compared to the same period in 2012. 1 Bookings for the first nine months of 2013 were $147.2 million, representing a 50% increase compared to the same period in 2012.1 Deferred revenue at September 30, 2013 was $109.2 million, which was 50% higher than the balance at September 30, 2012.
“Our continued momentum is demonstrated by our strong third quarter performance, which was driven in large part by the sustained execution of our core business in North America and EMEA,” said Adam Miller, the Company’s President & CEO.  “As we look ahead, we expect not only to build upon our success in these regions, but also to continue to grow our operations in new markets such as Asia Pacific and Latin America to capture more of what we believe to be significant global demand for a best-of-breed talent management solution."
Gross profit for the third quarter of 2013 was $34.6 million, representing a 60% increase compared to the same period in 2012. Gross profit for the first nine months of 2013 was $92.2 million, an increase of 60% compared to the same period in 2012. Gross margin for the third quarter of 2013 was 71.7%. Gross margin for the first nine months of 2013 was 70.8%.
Non-GAAP gross profit for the third quarter of 2013 was $35.6 million, representing a 57% increase compared to the same period in 2012.1 Non-GAAP gross profit for the first nine months of 2013 was $94.9 million, an increase of 56% compared to the same period in 2012.1 Non-GAAP gross margin for the third quarter of 2013 was 73.7%.1 Non-GAAP gross margin for the first nine months of 2013 was 72.8%.1
The Company’s loss from operations for the third quarter of 2013 was $8.2 million and for the first nine months of 2013 was $26.1 million. Operating margin for the third quarter of 2013 increased by 880 basis points compared to the same period in 2012. Operating margin for the first nine months of 2013 increased by 950 basis points compared to the same period in 2012.
The Company’s non-GAAP loss from operations for the third quarter of 2013 was $1.1 million and for the first nine months of 2013 was $9.1 million.1 Non-GAAP operating margin for the third quarter of 2013 increased by 940 basis points compared to the same period in 2012.1 Non-GAAP operating margin for the first nine months of 2013 increased by 830 basis points compared to the same period in 2012.1
The Company’s net loss for the third quarter of 2013 was $11.1 million, or $0.21 net loss per share. The Company's net loss for the first nine months of 2013 was $29.7 million, or $0.58 net loss per share.
Non-GAAP net loss for the third quarter of 2013 was $1.9 million, or a $0.04 net loss per share. Non-GAAP net loss for the first nine months of 2013 was $10.8 million, or $0.21 net loss per share.1
At September 30, 2013, the Company’s total cash and cash equivalents were $89.6 million, short-term and long-term investments were $200.9 million, and accounts receivable were $55.6 million, yielding a total of approximately $346.2 million. The Company’s investment in marketable securities had a weighted-average maturity date of approximately eight months.

The Company ended the quarter with over 1,500 clients and approaching 13 million users.2

1
Bookings, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss and non-GAAP net loss per share are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations at the end of this release.

2	Includes contracted clients and active users of our core solution, excluding Cornerstone for Small Business (CSB) and Cornerstone for Salesforce.
Quarterly Conference Call
Cornerstone OnDemand, Inc. will host a conference call to discuss its third quarter 2013 results at 2:00 p.m. PST (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations Web site at http://investors.cornerstoneondemand.com/events.cfm. The live call can be accessed by dialing (888) 430-8691 (U.S.) or (719) 325-2454 (outside the U.S.) and referencing passcode: 6590019. A replay of the call will also be available at http://investors.cornerstoneondemand.com/events.cfm or via telephone until 11:59 p.m. PST on November 7, 2013 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (outside the U.S.), and referencing passcode: 6590019.
About Cornerstone OnDemand
Cornerstone OnDemand, Inc. is a leading global provider of comprehensive talent management solutions delivered as Software-as-a-Service (SaaS). We enable organizations to meet the challenges they face in empowering their people and maximizing the productivity of their human capital. Our core solution consists of the Cornerstone Recruiting Cloud, the Cornerstone Performance Cloud, the Cornerstone Learning Cloud and the Cornerstone Extended Enterprise Cloud. In addition to our core solution, we offer Cornerstone for Small Business and Cornerstone for Salesforce. Our clients use our solutions to source and recruit top talent, develop employees throughout their careers, engage employees effectively, improve business execution, cultivate future leaders, and integrate with their external networks of customers, vendors and distributors. We currently empower nearly 13 million users across 190 countries and in 41 languages. www.csod.com
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This release contains forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from Cornerstone OnDemand’s current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; unanticipated costs or liabilities related to businesses that we acquire; and other risks and uncertainties. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in Cornerstone OnDemand’s reports filed with the SEC, including its Form 10-Q filed with the SEC on August 7, 2013.
Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Cornerstone OnDemand has provided in this release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP revenue, which is defined as gross revenue plus revenue not recognized in the period due to the impact of purchase accounting rules on deferred revenue acquired through acquisitions, (ii) bookings, which are defined as gross revenue plus the change in deferred revenue for the period, (iii) non-GAAP net cash provided by (used in) operating activities, which excludes payment of premium on investments net of related amortization, acquisition and acquisition-related costs and employer-related taxes from stock-based compensation, (iv) non-GAAP net loss and non-GAAP net loss per share, which are based on non-GAAP revenue and exclude, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, acquisition costs, adjustments to taxes related to acquisition adjustments, accretion of debt discount and amortization of debt issuance costs, (v) non-GAAP gross profit and non-GAAP gross margin, which are calculated based on non-GAAP revenue and exclude stock-based compensation and amortization of certain intangible assets reflected in cost of revenue, and (vi) non-GAAP loss from operations and non-GAAP operating margin, which are calculated based on operating loss and exclude adjustments to revenue, stock-based compensation and employer-related taxes, acquisition costs, and amortization of intangible assets.
Cornerstone OnDemand’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Cornerstone excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$89,641	$76,442
Short-term investments	142,096	—
Accounts receivable, net	55,612	47,528
Deferred commissions	12,436	9,354
Prepaid expenses and other current assets	13,094	8,249
Total current assets	312,879	141,573

Capitalized software development costs, net	9,572	7,007
Property and equipment, net	12,014	7,947
Long-term investments	58,813	—
Intangible assets, net	5,195	6,887
Goodwill	8,193	8,193
Other assets, net	6,129	227
Total Assets	$412,795	$171,834

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$7,237	$4,849
Accrued expenses	17,210	14,986
Deferred revenue, current portion	106,799	87,759
Capital lease obligations, current portion	1,124	1,643
Debt, current portion	514	916
Other liabilities	4,245	3,885
Total current liabilities	137,129	114,038

Convertible notes, net	216,236	—
Other liabilities, non-current	3,418	3,592
Deferred revenue, net of current portion	2,413	4,493
Capital lease obligations, net of current portion	357	1,227
Other long-term debt, net of current portion	534	1,836
Total liabilities	360,087	125,186

Stockholders’ Equity:
Common stock	5	5
Additional paid-in capital	278,214	242,767
Accumulated deficit	(225,712)	(196,041)
Accumulated other comprehensive income (loss)	201	(83)
Total stockholders’ equity	52,708	46,648
Total Liabilities and Stockholders’ Equity	$412,795	$171,834

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue	$48,270	$30,768	$130,273	$81,488
Cost of revenue [1,2]	13,644	9,135	38,060	23,869
Gross profit	34,626	21,633	92,213	57,619
Operating expenses:
Sales and marketing [1]	28,601	18,624	77,885	52,283
Research and development [1]	5,716	4,101	15,367	10,625
General and administrative [1]	8,261	6,600	24,357	18,346
Amortization of certain acquired intangible assets	251	251	753	488
Total operating expenses	42,829	29,576	118,362	81,742
Loss from operations	(8,203)	(7,943)	(26,149)	(24,123)
Other income (expense):
Interest income	151	—	152	—
Interest expense	(2,977)	(121)	(3,562)	(358)
Other, net	79	139	(143)	(42)
Other income (expense), net	(2,747)	18	(3,553)	(400)
Loss before income tax (provision) benefit	(10,950)	(7,925)	(29,702)	(24,523)
Income tax (provision) benefit	(104)	298	31	550
Net loss	$(11,054)	$(7,627)	$(29,671)	$(23,973)
Net loss per share, basic and diluted	$(0.21)	$(0.15)	$(0.58)	$(0.48)
Weighted average common shares outstanding, basic and diluted	51,544	50,163	51,164	49,755

1	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cost of revenue	$621	$302	$1,578	$1,313
Sales and marketing	3,399	1,124	7,165	2,301
Research and development	638	273	1,427	628
General and administrative	1,899	1,651	4,969	4,158
Total	$6,557	$3,350	$15,139	$8,400

2	Cost of revenue includes amortization of intangibles as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cost of revenue	$313	$305	$939	$659

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$(11,054)	$(7,627)	$(29,671)	$(23,973)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,550	1,962	6,997	4,939
Accretion of debt discount and amortization of debt issuance costs	1,981	28	2,267	106
Purchased investment premium, net of amortization	(3,031)	—	(3,031)	—
Unrealized foreign exchange (gain) loss	(191)	(212)	375	(37)
Stock-based compensation expense	5,917	3,316	14,263	8,297
Deferred income taxes	28	(291)	(350)	(652)
Changes in operating assets and liabilities:
Accounts receivable	(10,529)	(12,090)	(8,045)	(10,058)
Deferred commissions	(1,231)	(353)	(3,041)	(572)
Prepaid expenses and other assets	(1,034)	(2,822)	(4,249)	(3,408)
Accounts payable	(906)	1,044	3,011	1,656
Accrued expenses	3,756	1,533	2,308	1,124
Deferred revenue	12,324	11,450	16,562	15,743
Other liabilities	470	2,629	540	3,042
Net cash used in operating activities	(950)	(1,433)	(2,064)	(3,793)
Cash flows from investing activities:
Purchases of investment securities	(203,959)	—	(203,959)	—
Maturities and sales of investment securities	5,459	—	5,459	—
Purchases of property and equipment	(4,090)	(159)	(6,467)	(347)
Capitalized software costs	(1,573)	(1,200)	(4,987)	(3,662)
Cash paid for acquisition, net of cash acquired	—	—	—	(12,428)
Net cash used in investing activities	(204,163)	(1,359)	(209,954)	(16,437)
Cash flows from financing activities:
Proceeds from convertible notes and payments of debt issuance costs	(379)	—	245,664	—
Payments for convertible note hedges	—	—	(49,537)	—
Proceeds from the issuance of warrants	—	—	23,225	—
Proceeds from issuance of debt	—	—	1,914	—
Repayment of debt	(125)	(254)	(3,901)	(1,250)
Principal payments under capital lease obligations	(402)	(467)	(1,389)	(1,396)
Proceeds from stock option and warrant exercises	5,098	942	9,238	1,983
Net cash provided by (used in) financing activities	4,192	221	225,214	(663)
Effect of exchange rate changes on cash and cash equivalents	298	95	3	(24)
Net (decrease) increase in cash and cash equivalents	(200,623)	(2,476)	13,199	(20,917)
Cash and cash equivalents at beginning of period	290,264	66,968	76,442	85,409
Cash and cash equivalents at end of period	$89,641	$64,492	$89,641	$64,492

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF REVENUE TO NON-GAAP REVENUE, GROSS MARGIN TO NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP LOSS FROM OPERATIONS AND OPERATING MARGIN TO NON-GAAP OPERATING MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue	$48,270	$30,768	$130,273	$81,488
Cost of revenue	13,644	9,135	38,060	23,869
Gross profit	$34,626	$21,633	$92,213	$57,619
Gross margin	71.7%	70.3%	70.8%	70.7%

Revenue	$48,270	$30,768	$130,273	$81,488
Adjustments to revenue [1]	—	428	169	1,147
Non-GAAP revenue	$48,270	$31,196	$130,442	$82,635

Cost of revenue	$13,644	$9,135	$38,060	$23,869
Adjustments to costs of revenue
Amortization of intangible assets	(313)	(305)	(939)	(659)
Stock based compensation and employer-related taxes	(621)	(302)	(1,578)	(1,313)
Total adjustments to cost of revenue	(934)	(607)	(2,517)	(1,972)
Non-GAAP costs of revenue	12,710	8,528	35,543	21,897
Non-GAAP gross profit	$35,560	$22,668	$94,899	$60,738
Non-GAAP gross margin	73.7%	72.7%	72.8%	73.5%

Loss from operations	$(8,203)	$(7,943)	$(26,149)	$(24,123)
Operating margin	(17.0)%	(25.8)%	(20.1)%	(29.6)%
Adjustments to loss from operations
Adjustments to revenue [1]	—	428	169	1,147
Stock-based compensation and employer-related taxes	6,557	3,350	15,139	8,400
Acquisition costs	—	—	—	747
Amortization of intangible assets	564	556	1,692	1,147
Total adjustments to loss from operations	7,121	4,334	17,000	11,441
Non-GAAP loss from operations	$(1,082)	$(3,609)	$(9,149)	$(12,682)
Non-GAAP operating margin	(2.2)%	(11.6)%	(7.0)%	(15.3)%

1
Due to purchase accounting rules, upon acquisition, Cornerstone recorded an adjustment of $1.6 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Sonar Limited. As a result of this adjustment, $0.2 million of revenue was not recognized during the nine months ended September 30, 2013, and $0.4 million and $1.1 million for the three and nine months ended September 30, 2012, respectively. Therefore, revenue is adjusted by an increase of $0.2 million to arrive at non-GAAP revenue for the nine months ended September 30, 2013, and $0.4 million and $1.1 million for the three and nine months ended September 30, 2012, respectively.

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS AND NON-GAAP NET LOSS PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net loss	$(11,054)	$(7,627)	$(29,671)	$(23,973)
Adjustments to net loss
Stock-based compensation and employer-related payroll taxes	6,557	3,350	15,139	8,400
Acquisition related:
Adjustments to revenue [1]	—	428	169	1,147
Amortization of intangible assets	493	489	1,477	954
Acquisition costs	—	—	—	747
Adjustments for income tax provision (benefit) [2]	27	(302)	(351)	(662)
Accretion of debt discount and amortization of debt issuance costs [3]	1,981	—	2,267	—
Other amortization costs and other expenses	71	93	215	294
Total adjustments to net loss	9,129	4,058	18,916	10,880
Non-GAAP net loss	$(1,925)	$(3,569)	$(10,755)	$(13,093)
Weighted-average common shares outstanding, basic and diluted	51,544	50,163	51,164	49,755
Non-GAAP net loss per share	$(0.04)	$(0.07)	$(0.21)	$(0.26)

1
As of September 30, 2013, approximately $0.2 million in estimated revenues were not recognized during the nine months ended September 30, 2013, and $0.4 million and $1.1 million for the three and nine months ended September 30, 2012, respectively, due to purchase accounting rules.

2	Income tax effects related to acquisition related adjustments.
3
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

Cornerstone OnDemand, Inc.
CALCULATIONS OF BOOKINGS
(dollars in thousands)
(unaudited)

	Deferred Revenue Balance	Three Months Ended September 30, 2013

Revenue		$48,270
Deferred revenue at June 30, 2013	$95,040
Deferred revenue at September 30, 2013	109,212
Change in deferred revenue	14,172	14,172
Bookings		$62,442

	Deferred Revenue Balance	Three Months Ended September 30, 2012

Revenue		$30,768
Deferred revenue at June 30, 2012	$60,653
Deferred revenue at September 30, 2012	72,622
Change in deferred revenue	11,969	11,969
Bookings		$42,737

Percentage period-over-period increase in bookings for the three months ended September 30, 2013		46%

	Deferred Revenue Balance	Nine Months Ended September 30, 2013

Revenue		$130,273
Deferred revenue at December 31, 2012	$92,252
Deferred revenue at September 30, 2013	109,212
Change in deferred revenue	16,960	16,960
Bookings		$147,233

	Deferred Revenue Balance	Nine Months Ended September 30, 2012

Revenue		$81,488
Deferred revenue at December 31, 2011	$55,880
Deferred revenue at September 30, 2012	72,622
Change in deferred revenue	16,742	16,742
Bookings		$98,230

Percentage period-over-period increase in bookings for the nine months ended September 30, 2013		50%

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO NON-GAAP NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net cash used in operating activities	$(950)	$(1,433)	$(2,064)	$(3,793)
Payment of acquisition related costs	—	555	—	747
Payment of employer related taxes from stock-based compensation	640	34	876	103
Purchased investment premium, net of amortization	3,031	—	3,031	—
Non-GAAP net cash provided by (used in) operating activities	$2,721	$(844)	$1,843	$(2,943)

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Chirag Shah
Phone: +1 (310) 752-2608
cshah@csod.com
or
Media Contact:
Elizabeth Flax
Cornerstone OnDemand
Phone: +1 (310) 752-1860
eflax@csod.com

Source: Cornerstone OnDemand